EXHIBIT 21

Myers Industries, Inc.
Direct and Indirect Subsidiaries
As of August 1, 2003

North and Central American Operations

Ameri-Kart Corp.	Kansas
Ameri-Kart (MI) Corp.	Michigan
Buckhorn Inc.	Ohio
- Buckhorn Limited	UK
- Buckhorn Canada, Inc.	Ontario, Canada
- Buckhorn of California, Inc.	Ohio
- Buckhorn Rubber Products Inc.	Missouri
Dillen Products, Inc.	Nevada
Eastern Tire Equipment & Supplies, Limited	Quebec, Canada
Grower Express Trucking, Inc.	Ohio
JMKO Corp.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Listo Products, Ltd.	Yukon Territory
MYEcap Financial Corp.	Ohio
MYELux, LLC	Ohio
-MYELux International Finance, S.e.c.s. (GP 98.67%)	Luxembourg
MYELux International Finance, S.e.c.s. (LP 1.33%)	Luxembourg
Myers Industries International, Inc.	Ohio
-Myers de El Salvador S.A. De C.V. (75%)	El Salvador
-- Orientadores Comerciales S.A.	Guatemala
-- Myers de Panama S.A.	Panama
-- Myers TSCA, S.A.	Panama
Myers de El Salvador S.A. De C.V. (25%)	El Salvador
Myers Missouri, Inc.	Missouri
- AC Buckhorn LLC (50%)	Missouri
Myer's Tire Supply (Canada) Limited	Ontario, Canada
Myers Tire Supply Distribution, Inc.	Ohio
Patch Rubber Company	North Carolina
- Kwik Patch Private Ltd. (30.98%)	India
Plastic Parts, Inc.	Kentucky

Reported Operating Divisions of Myers Industries, Inc. and Subsidiaries
Akro-Mils (of Myers Industries, Inc.)	Akron, Ohio
Dillen Products (of Myers Industries, Inc.)	Middlefield, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)	Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)	Akron, Ohio

European and Danish Operations

MYELux International Finance, S.e.s.c.	Luxembourg
-Myers International Holding, S.a.r.l.	Luxembourg
-- Allibert-Buckhorn Europe, SAS	France
--- Allikorn, SAS	France
--- Atelier de Transformation des Matieres Plastiques, S.A.	France
--- SCI de la Plaine	France
--- Holdiplast SA	France
--- Allibert Equipement, SAS	France
---- Allibert Anshan Cuves SARL (10%)	China
---- Allibert Contenitori SpA	Italy
---- Allibert Contentores-Sistemas de Armazenagem, S.A.	Portugal
---- Allibert Buckhorn UK Limited	UK
----- Allibert Manutencion S.A.	Spain
---- Allibert Equipement Sprl	Belgium
---- Allibert Transport und Lagertechnik GmbH	Austria
--- Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH	Germany
--- Allibert Transport und Lagertechnik GmbH & Co Kg	Germany
raaco International A/S	Denmark
- raaco Benelux B.V.	Netherlands
- raaco France	France
- raaco Germany	Germany
- raaco Great Britain	UK
- raaco Sweden	Sweden